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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934



                Date of Report (Date of earliest event reported)





                              August 18, 1997




                              ROSS SYSTEMS, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
                                  ----------
        (State or other jurisdiction of incorporation or organization)


          0-19092                                     94-2170198
          -------                                     ----------
   Commission File Number                (I.R.S. Employer Identification Number)


                           Concourse Corporate Center 2
                          2 Concourse Parkway, Suite 800
                              Atlanta, Georgia 30328

                              ----------------------
                    (Address of principal executive offices)


                                 (770) 351-9600
                                 --------------
              (Registrant's telephone number, including area code)

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                                    ROSS SYSTEMS, INC.
                                        FORM 8-K
                                     AUGUST 18, 1997
                                     ---------------


Item 5.  Other Events
---------------------

     On August 18, 1997, Registrant made the press release on the following page with regard to the financial results of its fourth fiscal quarter, ended June 30, 1997.

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FOR MORE INFORMATION:
Dennis Vohs, Ross Systems, 770/351-9600, Ext. 3058

                          ROSS SYSTEMS, INC. DISCUSSES
                            FOURTH QUARTER REVENUES

ATLANTA, GEORGIA, August 18, 1997, Ross Systems, Inc. (NASDAQ: ROSS), a leading supplier of business software solutions for the client/server market, announced today that they expect to report their highest quarterly revenues in four years for its quarter ended June 30, 1997. Revenues will exceed $23 million for the quarter but will fall below the company's plan, due principally to a delay in recognition of a major agreement with a multi-national German concern. The delay was due to certain contingencies, which were not completed until after the quarter end. The company is adjusting its Accounts Receivable allowances and will also accrue special charges regarding a dispute with its insurer over a settled customer matter. The company anticipates recording a loss for the quarter which could range from $2.5 to $3.0 million. The company intends to release its fourth quarter and annual earnings on Thursday, August 21, 1997.

The quarter was one of the strongest sales quarters in the company's history. The investments that the company has made and will continue to make in market awareness and product development are key elements in allowing the company to take advantage of the major opportunities available in its markets. This is particularly true in the process manufacturing market where the company has the opportunity to be the market leader. The recent acquisition of certain supply chain software, combined with increased marketing investments are examples of these investments. Management believes that successful execution of these strategies should accelerate revenue growth and improve market share.

"The combination of a previously announced $2.5 million Japanese agreement and the German contract will benefit our historically weak first quarter," said Stan Stoudenmire, Ross Systems' Chief Financial Officer. "Our sales activity continues to be strong, and we are beginning to see a greater number of larger deal opportunities. Though the nature of these larger agreements may cause certain revenue deferrals, over the contract term, these factors should help improve the company's earnings consistency."

Any forward looking statements or remarks made in this announcement relative to future events for future financial performances are subject to the risks and uncertainties described in reports filed with the SEC, including Form 10-K filed for the year ended June 30, 1996, the Form 10-Q filed for the period ended March 31, 1997, as well as registration statements filed in April and June 1996 and January 1997. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our forward looking statements. These factors include but are not limited to the fact that the Company's software product license revenues can fluctuate from quarter to quarter as a result of various factors and conditions. The Company maintains minimal backlog, thus any weakening of customer demand can have an immediate adverse effect on the Company's operating results.

ROSS SYSTEMS, INC. DEVELOPS, MARKETS AND SUPPORTS A BROAD RANGE OF CLIENT/SERVER BUSINESS SOLUTIONS, INCLUDING FINANCIALS, MANUFACTURING, MAINTENANCE, DISTRIBUTION, SUPPLY CHAIN MANAGEMENT, TRANSPORTATION MANAGEMENT, MATERIALS MANAGEMENT, AND HUMAN RESOURCES APPLICATIONS, AS WELL AS COMPREHENSIVE APPLICATION DEVELOPMENT PRODUCTS. ROSS SYSTEMS PRODUCTS ARE AVAILABLE FOR THE FOLLOWING OPEN SYSTEMS ENVIRONMENTS: HEWLETT-PACKARD'S HP-UX; IBM'S RS/6000; AND DIGITAL'S ALPHA ARCHITECTURE, FUJITSU DS-90 UNIX, SIEMENS NIXDORF, OPENVMS, DIGITAL UNIX AND MICROSOFT WINDOWS NT SUPPORT FOR THE INTEL AND ALPHA CHIPS. MORE THAN 2,800 COMPANIES AROUND THE WORLD USE BUSINESS SOLUTIONS FROM ROSS SYSTEMS TO RUN THEIR OPERATIONS.

ROSS SYSTEMS EMPLOYS 500 PROFESSIONALS IN OFFICES AROUND THE WORLD TO SERVE ITS CUSTOMERS. CORPORATE HEADQUARTERS ARE LOCATED AT TWO CONCOURSE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30328. PLEASE VISIT ROSS SYSTEMS WORLD WIDE WEB SITE AT HTTP://WWW.ROSSINC.COM.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                      ROSS SYSTEMS, INC.

Date: August 18, 1997                 /S/ STAN F. STOUDENMIRE
                                      ------------------------------------------

                                      Stan F. Stoudenmire
                                      Vice President and Chief Financial Officer